Exhibit 99.1

BROCADE CONTACTS

Investor Relations Shirley Stacy Tel: 408.333.5752 sstacy@brocade.com	Media Relations Fenella Tigner Tel: 408.333.6843 ftigner@brocade.com

BROCADE REPORTS SECOND QUARTER FISCAL 2003 FINANCIAL RESULTS

SAN JOSE, Calif.—May 14, 2003—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) reported today financial results for its second quarter of fiscal year 2003, which ended April 26, 2003 (Q2 03). Net revenue for Q2 03 was $130.9 million, which compares to $123.1 million reported in the first quarter of fiscal year 2003 (Q1 03), and $135.0 million reported in the second quarter of fiscal year 2002 (Q2 02).

Reporting on a Generally Accepted Accounting Principles (GAAP) basis, net loss for Q2 03 was $146.0 million, or $0.57 per share. This compares to a GAAP net loss for Q1 03 of $6.9 million, or $0.03 per share, and GAAP net income of $14.0 million or $0.06 per share in Q2 02.

Non-GAAP net loss for Q2 03 was $1.0 million or $0.00 per share, as compared to non-GAAP net income of $0.3 million or $0.00 per share in Q1 03. There was no difference between GAAP and non-GAAP net income in Q2 02. Non-GAAP net income for Q2 03 excludes in-process research and development, deferred stock compensation and other acquisition costs related to the acquisition of Rhapsody Networks, Inc. (Rhapsody) in Q2 03, and severance, asset impairment, and other charges related to the restructuring of business operations that was announced on April 10, 2003. A reconciliation between GAAP and non-GAAP information is attached to this press release.

“I am pleased with the results that we have delivered in meeting our expectations of revenue, gross margin and operating expense,” said Greg Reyes, Brocade Chairman and CEO. “Moving forward, we remain committed to driving revenue growth and profitability.”

Q2 03 Financial and Business Highlights

•	Cash and investments were $904.6 million at the end of Q2 03, an increase of $11.2 million from Q1 03.

Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 2

•	Days sales outstanding in accounts receivable at the end of Q2 03 were 46 days, compared to 53 days at the end of Q1 03.

•	Brocade announced OEM availability of the Brocade Fabric Operating Environment, an array of significant new features and capabilities for the Brocade Fabric Operating System (Fabric OS). With this software release, Brocade now offers the industry’s first fabric-based SAN security, enhanced SAN management tools, and new high-availability and connectivity features.

•	Brocade completed its acquisition of Rhapsody, acquiring all outstanding shares of Rhapsody in exchange for 20.4 million shares of Brocade common stock. In addition, Brocade will issue an additional 2.9 million shares of Brocade common stock if specified development milestones are satisfied.

•	EMC Corporation announced that they will develop intelligent infrastructure software for the new Brocade SilkWorm® Fabric Application Platform, enabling new levels of data delivery, management, scalability and performance in heterogeneous storage environments.

•	Brocade and VERITAS Software Corporation announced a joint development agreement in which VERITAS will develop volume management and storage resource management software technology for the Brocade SilkWorm Fabric Application Platform.

•	Brocade announced that seven storage management companies, including Alacritus Software, CommVault Systems, FalconStor Software, Incipient, Inc., InterSAN, Inc., StoreAge Networking Technologies, Inc., and Topio have selected the Brocade SilkWorm Fabric Application Platform on which to design new, fabric-based storage management software, demonstrating the rapidly growing industry support for fabric-based applications.

•	Brocade completed a restructuring program that included a workforce reduction of approximately nine percent.

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding the Company’s operational performance and to

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 3

facilitate internal comparisons to both the Company’s historical operating results and to competitor’s operating results.

Conference Call

Brocade will host a conference call on Wednesday, May 14, 2003, at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss its second quarter fiscal year 2003 results. The dial-in numbers for the conference call are 877-407-2753 or 706-634-7602, password “Brocade”. The conference call will also be web cast at www.brocade.com/investors and will be archived for the next 12 months. A telephone replay of the conference call will be available until Wednesday, May 21, at 800-642-1687 or 706-645-9291, passcode 9745364.

About Brocade Communications Systems, Inc.

Brocade (Nasdaq: BRCD) offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm® family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

Cautionary Statement

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the company’s future performance and profitability. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, quarterly fluctuations in our revenues and operating results; the effect of changes in IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; declines in the prices of our products; our ability to develop new and enhanced products that achieve widespread market acceptance; our ability to manage the transition between new and older products; risks associated with international political instability; our failure to manage expansion effectively; our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand; risks associated with increased international sales activity; our failure to manage distribution channels and relationships; the loss of our

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 4

third-party contract manufacturers; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; the existence of undetected errors in our products; and possible fluctuations in future expenses. These and other risks are set forth in more detail in the Company’s reports on Form 10-Q for the fiscal quarter ended January 25, 2003 and on Form 10-K for the fiscal year ended October 26, 2002. Brocade expressly assumes no obligation to update any such forward-looking statements.

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Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 5

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	April 26, 2003
					April 27, 2002
	GAAP	Adjustments		Non-GAAP	GAAP (**)

Net revenues	$130,946		$—	$130,946	$134,950
Cost of revenues	60,262		—	60,262	53,673

Gross margin	70,684		—	70,684	81,277
Operating expenses:
Research and development	36,548		—	36,548	33,012
Sales and marketing	31,962		—	31,962	26,794
General and administrative	5,304		—	5,304	4,840
Restructuring costs	10,888	(a)	(10,888)	—	—
Amortization of deferred stock compensation	212	(b)	(212)	—	242
In-process research and development and other acquisition costs	134,898	(c)	(134,898)	—	—

Total operating expenses	219,812		(145,998)	73,814	64,888

Income (loss) from operations	(149,128)		145,998	(3,130)	16,389
Interest and other income, net	5,097		—	5,097	6,661
Interest expense	(3,362)		—	(3,362)	(3,360)

Income (loss) before provision for income taxes	(147,393)		145,998	(1,395)	19,690
Income tax (benefit) provision	(1,376)	(d)	971	(405)	5,712

Net income (loss)	$(146,017)		$145,027	$(990)	$13,978

Net income (loss) per share – basic	$(0.57)			$0.00	$0.06

Net income (loss) per share – diluted	$(0.57)			$0.00	$0.06

Shares used in per share calculation – basic	254,687			254,687	231,185

Shares used in per share calculation – diluted	254,687			254,687	245,678

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 6

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Six Months Ended

	April 26, 2003
					April 27, 2002
	GAAP	Adjustments		Non-GAAP	GAAP (**)

Net revenues	$254,062		$—	$254,062	$258,028
Cost of revenues	117,285			117,285	102,651

Gross margin	136,777		—	136,777	155,377
Operating expenses:
Research and development	68,418		—	68,418	62,314
Sales and marketing	62,723		—	62,723	52,384
General and administrative	10,266		—	10,266	9,383
Restructuring costs	21,006	(a)	(21,006)	—	—
Amortization of deferred stock compensation	281	(b)	(212)	69	484
In-process research and development and other acquisition costs	134,898	(c)	(134,898)	—	—

Total operating expenses	297,592		(156,116)	141,476	124,565

Income (loss) from operations	(160,815)		156,116	(4,699)	30,812
Interest and other income, net	10,430		—	10,430	9,996
Interest expense	(6,712)		—	(6,712)	(4,670)

Income (loss) before provision for income taxes	(157,097)		156,116	(981)	36,138
Income tax (benefit) provision	(4,190)	(d)	3,905	(285)	10,489

Net income (loss)	$(152,907)		$152,211	$(696)	$25,649

Net income (loss) per share – basic	$(0.62)			$0.00	$0.11

Net income (loss) per share – diluted	$(0.62)			$0.00	$0.10

Shares used in per share calculation – basic	244,792			244,792	229,720

Shares used in per share calculation – diluted	244,792			244,792	246,955

(*) The non-GAAP, formerly pro-forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding the Company’s operational performance and to facilitate internal comparisons to both the Company’s historical operating results and to competitor’s operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 7

(**)	For the three and six-month periods ended April 27, 2002, there were no differences between GAAP and non-GAAP results.

(a)	Severance and related benefits, asset impairment charges, and contract termination charges related to the restructuring of business operations.

(b)	Deferred stock compensation related to the acquisition of Rhapsody.

(c)	In-process research and development and other acquisition costs related to the acquisition of Rhapsody.

(d)	Income tax effects associated with non-GAAP adjustments.

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 8

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 26,	October 26,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$415,946	$516,535
Short-term investments	119,540	50,988

Total cash, cash equivalents, and short-term investments	535,486	567,523
Marketable equity securities	868	226
Accounts receivable, net	65,750	97,707
Inventories, net	5,064	5,402
Deferred tax assets, net	28,418	28,418
Prepaid expenses and other current assets	12,196	16,429

Total current assets	647,782	715,705
Long-term investments	369,158	320,865
Property and equipment, net	133,310	143,625
Deferred tax assets, net	221,033	221,878
Convertible subordinated debt issuance costs	9,041	10,274
Other assets	4,960	9,316

Total assets	$1,385,284	$1,421,663

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,853	$57,538
Accrued employee compensation	30,259	23,930
Deferred revenue	20,133	22,430
Current liabilities associated with lease losses	8,532	8,204
Other accrued liabilities	38,762	49,364

Total current liabilities	139,539	161,466
Non-current liabilities associated with lease losses	20,399	22,602
Convertible subordinated debt	550,000	550,000
Stockholders’ equity:
Common stock	718,015	577,406
Deferred stock compensation	(1,465)	(69)
Accumulated other comprehensive income	7,523	6,078
Accumulated earnings (deficit)	(48,727)	104,180

Total stockholders’ equity	675,346	687,595

Total liabilities and stockholders’ equity	$1,385,284	$1,421,663

BROCADE REPORTS Q2 03 FINANCIAL RESULTS	PAGE 9

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS (*)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	January 25, 2003

	GAAP	Adjustments		Non-GAAP

Net revenues	$123,116		$—	$123,116
Cost of revenues	57,023		—	57,023

Gross margin	66,093		—	66,093
Operating expenses:
Research and development	31,870		—	31,870
Sales and marketing	30,761		—	30,761
General and administrative	4,962		—	4,962
Restructuring costs	10,118	(a)	(10,118)	—
Amortization of deferred stock compensation	69		—	69

Total operating expenses	77,780		(10,118)	67,662

Loss from operations	(11,687)		10,118	(1,569)
Interest and other income, net	5,333		—	5,333
Interest expense	(3,350)		—	(3,350)

Income (loss) before provision for income taxes	(9,704)		10,118	414
Income tax (benefit) provision	(2,814)	(d)	2,934	120

Net income (loss)	$(6,890)		$7,184	$294

Net income (loss) per share – basic	$(0.03)			$0.00

Net income (loss) per share – diluted	$(0.03)			$0.00

Shares used in per share calculation – basic	234,898			234,898

Shares used in per share calculation – diluted	234,898			237,766